Exhibit 99.1

                      Southwest Community Bancorp
     Reports Record 1st Quarter Profits; Earnings from Continuing
   Operations Up 66% to $2.5 million, or $0.57 Per Share; Directors
                     Declare $0.05 Cash Dividend

   CARLSBAD, Calif.--(BUSINESS WIRE)--April 20, 2006--Southwest Community Bancorp (NASDAQ:SWCB), the holding company for Southwest Community Bank, today reported record first quarter profits of $2.5 million, or $0.57 per diluted share, compared to $1.5 million, or $0.35 per diluted share, for the first quarter of 2005. Earnings for the period represent an annualized return on average equity of 19.7% and an annualized return on average assets of 1.6% compared with 15.3% and 1.2%, respectively, for the first quarter of 2005.
   The Company reported that the improved earnings were fueled by an increasing net interest margin and continued improved operating efficiencies.
   The Company also announced that the Board of Directors has declared a $0.05 per share quarterly cash dividend. The dividend will be paid May 23, 2006, to shareholders of record on May 3, 2006.
   In February, the Company reported that it had signed a definitive agreement with Placer Sierra Bancshares (NASDAQ:PLSB) under which Southwest Community Bancorp shall merge with and into Placer Sierra Bancshares in an all-stock transaction for $175 million in aggregate consideration, or approximate per share consideration of $38.97, consisting of Placer Sierra Bancshares common stock for all the outstanding common stock of Southwest Community Bancorp. In addition, Southwest Community Bancorp's outstanding warrants will be exchanged for Placer Sierra Bancshares warrants. Following regulatory and shareholder approvals from each company, the transaction is expected to close by June 30, 2006.

   About Southwest Community Bancorp

   Southwest Community Bancorp operates Southwest Community Bank, a San Diego County headquartered community bank with nine full-service offices in Carlsbad, Encinitas, San Diego, Escondido, El Cajon, Murrieta, Anaheim and San Bernardino, all in California; and loan production offices in Glendale and Fullerton, California; Lincolnshire, Illinois; and Ashburn, Virginia. For more information, visit www.swcbank.com.

   Forward-Looking Comments: Statements concerning future performance, developments or events, expectations for growth and income forecasts, and any other guidance on future periods, constitute forward-looking statements that are subject to a number of risks and uncertainties. Actual results may differ materially from stated expectations. Specific factors include, but are not limited to, loan production, balance sheet management, expanded net interest margin, the ability to control costs and expenses, interest rate changes and financial policies of the United States government, and general economic conditions. The Company disclaims any obligation to update any such factors or to publicly announce the results of any revisions to any forward-looking statements contained in this release to reflect future events or developments.


Southwest Community  Bancorp
Consolidated Statements of Income
(dollars in thousands, except per share data)

                                                        % Change for
                             Three Months Ended         Three Months
                      -------------------------------- ---------------
                       Mar. 31,   Dec. 31,   Mar. 31,  3/06 to 3/06 to
                         2006       2005       2005     12/05   3/05
                      ---------- ---------- ---------- ------- -------
Interest Income
Interest and fees on
 loans                   $6,867     $6,434     $5,353     6.7%   28.3%
Investment securities     1,004        953        737     5.4%   36.2%
Federal funds sold
 and other                  926        988        339    -6.3%  173.2%
                      ---------- ---------- ----------
Total interest income     8,797      8,375      6,429     5.0%   36.8%
                      ---------- ---------- ----------
Interest expense
Deposits                  1,069        849        495    25.9%  116.0%
Borrowings                  159        153        119     3.9%   33.6%
                      ---------- ---------- ----------
Total interest
 expense                  1,228      1,002        614    22.6%  100.0%
                      ---------- ---------- ----------
Net interest income       7,569      7,373      5,815     2.7%   30.2%
Provision for loan
 losses                       -          5        315  -100.0% -100.0%
                      ---------- ---------- ----------
Net interest income
 after provision          7,569      7,368      5,500     2.7%   37.6%
Noninterest income
Fees and service
 charges                    620        556        602    11.5%    3.0%
Loan referral fees           47        137        111   -65.7%  -57.7%
Gain on sale of SBA
 loans                      513        574        338   -10.6%   51.8%
Gain (loss) on sale
 of securities                -        (34)         -  -100.0%
Other income                227        251        204    -9.6%   11.3%
                      ---------- ---------- ----------
Total noninterest
 income                   1,407      1,484      1,255    -5.2%   12.1%
                      ---------- ---------- ----------
Noninterest expense
Salaries and employee
 benefits                 2,575      2,910      2,151   -11.5%   19.7%
Occupancy and
 equipment                  848        809        759     4.8%   11.7%
Other expenses            1,384      1,326      1,297     4.4%    6.7%
                      ---------- ---------- ----------
Total noninterest
 expense                  4,807      5,045      4,207    -4.7%   14.3%
                      ---------- ---------- ----------
Income from
 continuing
 operations before
 taxes                    4,169      3,807      2,548     9.5%   63.6%
Income taxes              1,644      1,473      1,003    11.6%   63.9%
                      ---------- ---------- ----------
Income from
 continuing
 operations               2,525      2,334      1,545     8.2%   63.4%
Loss from
 discontinued
 operations - net             -         (1)       (20) -100.0% -100.0%
                      ---------- ---------- ----------
Net Income               $2,525     $2,333     $1,525     8.2%   65.6%
                      ========== ========== ==========

Earnings per share:
Continuing operations
 - basic                  $0.62      $0.61      $0.42     1.6%   47.6%
Continuing operations
 - diluted                $0.57      $0.53      $0.35     7.5%   62.9%
Discontinued
 operations - basic          $-         $-         $-
Discontinued
 operations - diluted        $-         $-         $-
Net Income - basic        $0.66      $0.61      $0.42     8.2%   57.1%
Net Income -diluted       $0.57      $0.53      $0.35     7.5%   62.9%

Average shares
 outstanding          3,822,087  3,799,590  3,676,459     0.6%    4.0%
Average diluted
 shares outstanding   3,676,459  4,430,408  4,366,971   -17.0%  -15.8%

ROAE - continuing
 ops. (annualized)         19.7%      19.1%      15.3%
ROAA - continuing
 ops. (annualized)          1.6%       1.5%       1.2%
Net interest margin
 (TE)                      6.23%      6.13%      5.61%
Efficiency ratio           53.6%      57.0%      59.5%


Southwest Community  Bancorp
Consolidated Balance Sheets
(dollars in thousands)

                                                            % Change
                                                              from
                           Mar. 31,   Dec. 31,   Mar. 31,  Dec.  Mar.
                             2006       2005       2005     2005  2005
                          ---------- ---------- ---------- -----------

Assets

Cash and due from banks     $88,799   $133,830   $147,851   -34%  -40%
Federal funds sold          135,410     93,095     66,355    45%  104%
Investment securities        95,691     96,857     83,058    -1%   15%

Loans, net of unearned
 income                     310,825    314,806    287,312    -1%    8%
Less allowance for loan
 losses                       4,532      4,494      4,062     1%   12%
                          ---------- ---------- ----------
Net loans                   306,293    310,312    283,250    -1%    8%
Other assets                 22,336     22,409     24,634     0%   -9%
                          ---------- ---------- ----------
Total                      $648,529   $656,503   $605,148    -1%    7%
                          ========== ========== ==========

Liabilities and Shareholders' Equity

Noninterest-bearing        $438,978   $432,117   $413,852     2%    6%
Interest bearing            144,133    162,017    138,380   -11%    4%
                          ---------- ---------- ----------
Total Deposits              583,111    594,134    552,232    -2%    6%
Accrued interest and
 other liabilities            3,208      4,703      3,564   -32%  -10%
Junior subordinated debt      8,248      8,248      8,248     0%    0%
                          ---------- ---------- ----------
Total Liabilities           594,567    607,085    564,044    -2%    5%
                          ---------- ---------- ----------

Shareholders' Equity
Common stock                 39,472     37,254     31,195     6%   27%
Retained earnings            15,597     13,200     10,632    18%   47%
Other comprehensive
 income (loss)               (1,107)    (1,036)      (723)    7%   53%
                          ---------- ---------- ----------
Total Shareholders'
 Equity                      53,962     49,418     41,104     9%   31%
                          ---------- ---------- ----------
Total                      $648,529   $656,503   $605,148    -1%    7%
                          ========== ========== ==========

Book value per share at
 end of period               $13.73     $12.98     $10.96
Shares outstanding at end
 of period                3,929,560  3,808,348  3,749,139


Credit Quality and Other Data

                            3/31/06   12/31/05    3/31/05
                          ---------- ---------- ----------
Allowance/Loans                1.46%      1.43%      1.41%
Nonperforming Loans            $796     $1,043     $1,570   -24%  -49%
 as % of loans                 0.26%      0.33%      0.55%
 as % of Assets                0.12%      0.16%      0.26%
Guaranteed Portion of NPL      $167       $299     $1,015
NPL net of guaranteed
 portions                      $629       $744       $555   -15%   13%
 as % of loans                 0.20%      0.24%      0.19%
Liquid Assets (Cash, FFS
 & Securities as % of
 Deposits)                       55%        54%        54%
Equity/Assets                  8.32%      7.53%      6.79%




    CONTACT: Southwest Community Bancorp
             Frank J Mercardante, 760-918-2620
             Alan J Lane, 760-918-2608